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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-70370 and 33-78694) pertaining to the Immunex Corporation Stock Option Plan and Director Stock Option Plan of our report dated January 20, 1995, with respect to the consolidated financial statements and schedule of Immunex Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1994.



                                                               Ernst & Young LLP
Seattle, Washington
March 14, 1995


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